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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-42933, 33-76408 and 333-05431) pertaining to the 1991 Equity
Incentive Plan, (Form S-8 No. 33-76410) pertaining to the 1993 employee Stock Purchase Plan, and (Form S-8 No. 33-76412) pertaining to the 1992 Director Stock Option Plan of Cambridge NeuroScience, Inc. of our report dated February 2, 2000, with respect to the consolidated financial statements of Cambridge NeuroScience, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                             /s/ Ernst & Young LLP


Boston, Massachusetts
March 13, 2000